SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 11, 2005

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Boulevard

Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 11, 2005, Adaptec, Inc. (the “Company”) approved the promotion of Mr. Subramanian ‘Sundi’ Sundaresh from President to President and Chief Executive Officer (“CEO”) of the Company, effective November 14, 2005. In addition, the Company’s Board of Directors elected Mr. Sundaresh to the Board as one of the Company’s directors. As a result of these actions, the Company entered into an Addendum to Mr. Sundaresh’s Employment Agreement (the “Employment Agreement Addendum”), effective November 14, 2005.

Mr. Sundaresh’s Employment Agreement Addendum provides that he will receive an annual base salary of $400,000, an increase from the $375,000 he received as President of the Company.  In addition, Mr. Sundaresh’s target bonus under the Company’s Executive Bonus Plan, has been increased to up to 80% of his base salary; it was previously set at up to 75% of his base salary. Except as described above, all terms of Mr. Sundaresh’s existing Employment Agreement with respect to his appointment as President of the Company, which Employment Agreement was filed as Exhibit 10.01 to our Current Report on Form 8-K filed with the SEC on September 27, 2005, remain in full force and effect.

A copy of Mr. Sundaresh’s Employment Agreement Addendum is attached as Exhibit 10.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2005, in connection with the promotion of Mr. Sundaresh to President and CEO, Mr. D. Scott Mercer resigned from the position of the Company’s Interim CEO, effective November 14, 2005, and will continue to be employed as an advisor to Mr. Sundaresh through December 1, 2005.  Mr. Mercer will remain a member of the Company’s Board of Directors.

Prior to his appointment as President and CEO, Mr. Sundaresh, age 49, had served as the Company’s President since May 26, 2005.  Prior to that, Mr. Sundaresh had briefly served as the Company’s Executive Vice President of Marketing and Product Development upon joining the Company on May 23, 2005.  Mr. Sundaresh provided consulting services at various companies, including Adaptec, Inc., from December 2004 to April 2005.  Between July 2002 and December 2004, Mr. Sundaresh served as President and CEO of Candera, Inc., a supplier of storage SATA appliances.  From July 1998 to April 2002, Mr. Sundaresh served as President and CEO of Jetstream Communications, a provider in Voice over Broadband solutions.  Mr. Sundaresh previously worked at Adaptec from March 1993 to June 1998 as Vice President and General Manager for the Personal I/O business and Corporate Vice President of Worldwide Marketing.

In addition, on November 11, 2005, the Company’s Board of Directors elected Mr. Sundaresh to the Board as one of the Company’s directors, effective November 14, 2005.  Mr. Sundaresh is currently not expected to be appointed to serve on any committee of the Company’s Board of Directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the election of Mr. Sundaresh to the Company’s Board of Directors, on November 11, 2005, the Company’s Board of Directors amended the Company’s bylaws to increase the number of authorized directors from seven to eight.

A copy of the amended and restated bylaws of the Company is attached as Exhibit 3.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description of Exhibit

3.01	Amended and Restated Bylaws of the Company
10.01	Employment Agreement Addendum of Mr. Subramanian Sundaresh, effective as of November 14, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTEC, INC.

By:	/s/ Marshall L. Mohr
Marshall L. Mohr
Vice President and Chief Financial Officer
Date: November 16, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.01	Amended and Restated Bylaws of the Company
10.01	Employment Agreement Addendum of Mr. Subramanian Sundaresh, effective as of November 14, 2005.